Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $11.7 Million, or $0.60 Per Diluted Share, in Third Quarter;
Quarter Highlighted by Strong Revenues and Deposit Growth and Increased Dividend

Walla Walla, WA - October 23, 2013 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income available to common shareholders in the third quarter of 2013 of $11.7 million, or $0.60 per diluted share, compared to $11.8 million, or $0.60 per diluted share in the preceding quarter and $15.2 million, or $0.79 per diluted share, in the third quarter a year ago.  For the first nine months of 2013, Banner reported net income available to common shareholders of $35.0 million, or $1.80 per diluted share, compared to $45.8 million, or $2.48 per diluted share in the first nine months of 2012.  Banner’s results for the first nine months of 2012 were significantly augmented by a $29.4 million net tax benefit as a result of the reversal of its deferred tax asset valuation allowance, which was partially offset by a $16.9 million net loss for fair value adjustments.

 “Banner’s third quarter results highlight another quarter of successful execution of our strategies to deliver sustainable profitability for our shareholders,” said Mark J. Grescovich, President and Chief Executive Officer.  “Our third quarter results also reflect the difficult operating environment presented by continued very low market interest rates and slow economic growth, which resulted in a decline in the net interest margin, modest loan demand and reduced mortgage banking revenues.  Nevertheless, our client acquisition strategies again resulted in strong core deposit growth and, coupled with further improvements in asset quality, demonstrate that our strategic plan is on track.  Banner’s solid financial metrics and market share gains provide strong evidence that our super community bank business model is effectively building franchise and shareholder value.”

Third Quarter 2013 Highlights (compared to third quarter 2012 except as noted)

•	Net income was $11.7 million, or $0.60 per diluted share.
•	Return on average assets was 1.09%.
•	Return on average equity was 8.78%.
•	Revenues from core operations* remained strong at $52.4 million, compared to $53.1 in the preceding quarter and $54.3 million in the third quarter a year ago.
•	Net interest margin was 4.09%, compared to 4.20% in the preceding quarter and 4.22% in the third quarter a year ago.
•	Core deposits increased 10% and represent 75% of total deposits.
•	Deposit fees and other service charges increased 5% to $7.0 million.
•	Non-performing assets decreased to $29.8 million, or 0.70% of total assets, at September 30, 2013, a 10% decrease compared to three months earlier and a 50% decrease compared to a year earlier.
•	The ratio of tangible common equity to tangible assets increased to 12.32% at September 30, 2013.*
•	Banner increased its regular quarterly cash dividend by 25% to $0.15 per share.

*Earnings information excluding gain on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments (alternately referred to as other operating income from core operations or revenues from core operations) and the ratio of tangible common equity (which excludes other intangible assets and preferred stock) to tangible assets represent non-GAAP (Generally Accepted Accounting Principles) financial measures  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

Income Statement Review

“We have been able to maintain a strong net interest margin in recent quarters as a result of reductions in our cost of funds and changes in our asset mix,” said Grescovich, “however, the continuing pressure on asset yields was clearly evident in the most recent quarter.”  Banner's net interest margin was 4.09% in the third quarter of 2013, compared to 4.20% in the preceding quarter and 4.22% in the third quarter a year ago.  For the first nine months of 2013, the net interest margin was 4.15% compared to 4.20% for the first nine months of 2012.

Both deposit costs and total cost of funds decreased by three basis points in the third quarter compared to the preceding quarter and 15 basis points compared to the third quarter a year ago.  Earning asset yields decreased 13 basis points compared to the preceding

BANR - Third Quarter 2013 Results
October 23, 2013

quarter and decreased 26 basis points from the third quarter a year ago.  Loan yields decreased by 16 basis points compared to the preceding quarter and were 39 basis points lower than the third quarter a year ago.  Net collections on nonaccrual loans added one basis point to the margin in the third quarter of 2013.  Net collections on nonaccrual loans added two basis points to the margin in the preceding quarter, while the net effect from nonaccrual loans and the collection of previously unrecognized interest increased the margin by approximately four basis points in the third quarter a year ago.

Banner’s third quarter net interest income, before the provision for loan losses, was $41.9 million, compared to $42.2 million in the preceding quarter and $42.7 million in the third quarter a year ago.  For the first nine months of 2013, net interest income, before the provision for loan losses, was $125.1 million compared to $126.1 million for the same period in 2012.  Modest growth in average earning assets for the quarter and year-to-date periods ended September 30, 2013, generally offset the decreases in net interest margin compared to the same periods a year earlier.

Mortgage banking activities declined during the quarter as homeowner refinance activity and home purchase transactions moderated from the robust pace of the past few quarters.  Mortgage banking operations contributed $2.6 million to third quarter revenues compared to $3.6 million in the preceding quarter and $3.8 million in the third quarter of 2012.  In the quarter ended September 30, 2013, mortgage banking revenues were augmented by $400,000 as a result of a partial reversal of a valuation allowance for previously recorded impairment charges related to mortgage servicing rights.  This followed a similar partial reversal of $600,000 in the preceding quarter ended June 30, 2013.  In the first nine months of 2013, revenues from mortgage banking operations were $9.0 million compared to $9.8 million in the first nine months of 2012.

Deposit fees and other service charges increased to $7.0 million in the third quarter of 2013, compared to $6.6 million in the preceding quarter and $6.7 million the third quarter a year ago.  In the first nine months of the year, deposit fees increased 6% to $19.9 million compared to $18.8 million in the first nine months of 2012.  The increases in deposit fees and service charges continue to reflect additional client acquisition and growth in the number of deposit accounts as a result of successful marketing initiatives.  Revenues from core operations* were $52.4 million in the third quarter compared to $53.1 million in the second quarter of 2013 and $54.3 million in the third quarter a year ago.  In the first nine months of the year, Banner's revenues from core operations were $156.4 million compared to $157.0 million in the first nine months of 2012.

Banner's third quarter 2013 results included a small gain on the sale of securities as well as a $352,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value.  In the preceding quarter, Banner recorded a $12,000 gain on the sale of securities and a net loss of $255,000 for fair value adjustments.  In the third quarter a year ago, Banner recorded a $19,000 gain on the sale of securities, a net gain of $473,000 for fair value adjustments and a charge of $409,000 related to other-than-temporary impairment (OTTI) adjustments for certain equity securities issued by government sponsored entities that was subsequently recovered during the first quarter of this year upon the sale of those securities.  Banner's results for the nine months ended September 30, 2013 included a net charge of $1.9 million for fair value adjustments compared to a net charge of $16.9 million in the first nine months of 2012.  The net charge in the prior year nine month period primarily reflected a change of $21.2 million in the estimated fair value of Banner's junior subordinated debentures, which was partially offset by increases in the estimated value of similar trust preferred securities owned by the Company.

Total other operating income was $10.1 million in the third quarter of 2013, compared to $10.6 million in the second quarter of 2013 and $11.7 million in the third quarter a year ago, including the gain on sale of securities, OTTI recovery and changes in the valuation of financial instruments.  Year-to-date total other operating income was $30.8 million compared to $13.6 million in the first nine months of 2012.  Other operating income from core operations* (total other operating income, excluding gain on the sale of securities, fair value and OTTI adjustments) was $10.5 million for the third quarter of 2013, compared to $10.9 million for the preceding quarter and $11.6 million for the third quarter a year ago.  In the first nine months of 2013, other operating income from core operations* was $31.3 million compared to $30.9 million in the first nine months of 2012.

Total other operating expenses (non-interest expenses) were $34.5 million in the third quarter of 2013, compared to $35.5 million in the preceding quarter and $33.4 million in the third quarter of 2012.  In the first nine months of 2013, total other operating expenses declined 3% to $104.0 million compared to $106.9 million in the first nine months of 2012.  The decrease for the nine month period was largely a result of net gains on sales of real estate owned (REO) properties as well as decreased costs related to REO, professional services, advertising and deposit insurance, which more than offset increases in compensation and other expenses.

For the third quarter ended September 30, 2013, Banner recorded $5.9 million in state and federal income tax expense for an effective tax rate of approximately 33.5%, which reflects normal marginal tax rates reduced by the impact of tax-exempt income and certain tax credits.  Banner’s provision for income taxes for the third quarter of 2012 was $2.4 million, an amount that was reduced by $4.0 million as a result of the reversal of a portion of a valuation allowance related to its deferred tax assets.

Credit Quality

“All of Banner's key credit quality metrics continued to improve significantly compared to the quarter and year ago levels, while reserve levels remain substantial, providing additional benefit in the current quarter's earnings,” said Grescovich.  As a result of

BANR - Third Quarter 2013 Results
October 23, 2013

substantial reserves already in place, representing 2.34% of total loans outstanding, as well as declining net charge-offs, Banner did not record a provision for loan losses for the third quarter of 2013 or for the first nine months of 2013.  This compares to a $3.0 million provision in the third quarter a year ago and $12.0 million for the first nine months of 2012.  The allowance for loan losses was $76.7 million at quarter-end, representing 308% of non-performing loans.  Non-performing loans decreased by 5% to $24.9 million at September 30, 2013, compared to $26.1 million at June 30, 2013, and decreased 36% when compared to $38.7 million a year earlier.

REO and repossessed assets decreased 28% to $4.9 million at September 30, 2013, compared to $6.8 million at June 30, 2013, and decreased 76% when compared to $20.4 million a year ago.  Net charge-offs in the third quarter of 2013 totaled $196,000, or 0.01% of average loans outstanding, compared to $275,000, or 0.01% of average loans outstanding in the second quarter of 2013 and $4.4 million, or 0.14% of average loans outstanding in the third quarter a year ago.

Banner's non-performing assets were 0.70% of total assets at September 30, 2013, compared to 0.78% at June 30, 2013 and 1.38% a year ago.  Non-performing assets decreased 10% to $29.8 million at September 30, 2013, compared to $32.9 million at June 30, 2013 and decreased 50% compared to $59.1 million a year ago.

Balance Sheet Review

“Total loans outstanding increased 2% year-over-year and the average balance of loans outstanding also increased by 2% compared to the same period a year ago,” said Grescovich.  “The average balance of loans for the current quarter was also increased by more than 1% compared to the immediately preceding quarter; however, despite solid loan production, at September 30, 2013 the balance of loans was slightly less than at June 30, 2013, as we had a number of significant construction and development loans pay off near the end of the third quarter.  In addition, we experienced a further reduction in residential mortgage loans as a result of refinancing activity and the beginning of a normal seasonal decline in agricultural loan balances.  Although business clients and consumers continue to maintain a cautious approach to spending and borrowing, we remain encouraged by the activity in targeted loan categories, as well as the potential in our loan origination pipelines.”

Net loans were $3.20 billion at September 30, 2013 compared to $3.21 billion at June 30, 2013, and $3.13 billion a year ago.  Commercial real estate and multifamily real estate loans totaled $1.26 billion at September 30, 2013 compared to $1.23 million at June 30, 2013 and $1.22 billion a year ago.  Commercial and agricultural business loans were $858.8 million at September 30, 2013, compared to $873.8 million three months earlier and increased 4% compared to $822.7 million a year ago.  Total construction and development loans were $333.6 million at September 30, 2013 compared to $353.7 million at June 30, 2013, and increased 11% compared to $300.8 million a year earlier.

The aggregate total of securities and interest-bearing deposits increased to $744.5 million at September 30, 2013, compared to $696.1 million at June 30, 2013, and $764.4 million a year ago.  The increase in interest-bearing deposits and securities holdings compared to the preceding quarter reflects the strong deposit growth during the current quarter, as well as the loan payoffs late in the quarter.  The average effective duration of Banner's securities portfolio was approximately 3.4 years at September 30, 2013, nearly unchanged from June 30, 2013..

Total deposits were $3.54 billion at September 30, 2013, compared to $3.46 billion at June 30, 2013 and $3.49 billion a year ago.  Non-interest-bearing account balances increased 10% to $1.05 billion at September 30, 2013, compared to $958.7 million at June 30, 2013, and increased 14% compared to $919.0 million a year ago.  Interest-bearing transaction and savings accounts increased 2% to $1.58 billion at September 30, 2013, compared to $1.56 billion at June 30, 2013 and increased 7% compared to $1.48 billion a year ago.  Certificates of deposit further decreased to $900.0 million at September 30, 2013, compared to $944.1 million at June 30, 2013 and $1.09 billion a year earlier.  Non-certificate core deposits represented 75% of total deposits at the end of the third quarter, compared to 69% of total deposits a year earlier.

“Banner’s super community bank strategy that involves lowering our funding costs, adding new client relationships, and improving our core funding position is consistently producing positive results and enhancing our deposit franchise,” said Grescovich.  “As a result, Banner's cost of deposits declined another three basis points to 0.26% for the quarter ended September 30, 2013 compared to 0.29% for the quarter ended June 30, 2013, and declined 15 basis points from 0.41% for the quarter ended September 30, 2012.”

Total assets increased to $4.28 billion at September 30, 2013, compared to $4.24 billion at June 30, 2013 and $4.27 billion a year ago.  At September 30, 2013, total common stockholders' equity was $529.9 million, or $27.17 per share compared to $493.9 million or $25.43 per share at September 30, 2012.  Banner had 19.5 million shares of common stock outstanding at September 30, 2013 compared to 19.4 million shares one year earlier.  At September 30, 2013, tangible common stockholders' equity, which excludes other intangible assets, was $527.1 million, or 12.32% of tangible assets, compared to $517.1 million, or 12.22% of tangible assets, at June 30, 2013 and $489.1 million, or 11.47% of tangible assets, a year ago.  Banner's tangible book value per share increased to $27.02 at September 30, 2013, compared to $25.19 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation's Tier 1 leverage capital to average assets ratio was 13.63% and its total capital to risk-weighted assets ratio was 17.41% at September 30, 2013.

BANR - Third Quarter 2013 Results
October 23, 2013

Conference Call

Banner will host a conference call on Thursday, October 24, 2013, at 8:00 a.m. PDT, to discuss its second quarter results.  The conference call can be accessed live by telephone at (480) 629-9645 to participate in the call.  To listen to the call on-line, go to the Company's website at www.bannerbank.com.  A replay will be available for one week at (303) 590-3030, using access code 4641430.

About the Company

Banner Corporation is a $4.28 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company's financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, loan and deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements and restrictions on us, any of which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules including changes related to Basel III; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations; our ability to attract and retain deposits; increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuations; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed in Banner Corporation's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for 2013 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

BANR - Third Quarter 2013 Results
October 23, 2013

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Sep 30, 2013	Sep 30, 2012
INTEREST INCOME:
Loans receivable	$41,953	$42,292	$43,953	$125,734	$131,981
Mortgage-backed securities	1,281	1,394	1,089	3,847	3,011
Securities and cash equivalents	1,803	1,885	2,132	5,535	6,645
	45,037	45,571	47,174	135,116	141,637
INTEREST EXPENSE:
Deposits	2,330	2,490	3,536	7,539	12,019
Federal Home Loan Bank advances	28	40	64	92	191
Other borrowings	44	51	71	151	694
Junior subordinated debentures	742	742	805	2,225	2,619
	3,144	3,323	4,476	10,007	15,523
Net interest income before provision for loan losses	41,893	42,248	42,698	125,109	126,114
PROVISION FOR LOAN LOSSES	—	—	3,000	—	12,000
Net interest income	41,893	42,248	39,698	125,109	114,114
OTHER OPERATING INCOME:
Deposit fees and other service charges	6,982	6,628	6,681	19,911	18,833
Mortgage banking operations	2,590	3,574	3,774	9,002	9,838
Miscellaneous	920	664	1,146	2,375	2,182
	10,492	10,866	11,601	31,288	30,853
Gain on sale of securities	2	12	19	1,020	48
Other-than-temporary impairment recovery (loss)	—	—	(409)	409	(409)
Net change in valuation of financial instruments carried at fair value	(352)	(255)	473	(1,954)	(16,901)
Total other operating income	10,142	10,623	11,684	30,763	13,591
OTHER OPERATING EXPENSE:
Salary and employee benefits	21,244	21,224	19,614	63,197	58,514
Less capitalized loan origination costs	(2,915)	(3,070)	(2,655)	(8,856)	(7,652)
Occupancy and equipment	5,317	5,415	5,811	16,061	16,492
Information / computer data services	1,710	1,923	1,807	5,353	5,068
Payment and card processing services	2,530	2,449	2,335	7,284	6,341
Professional services	1,074	820	993	2,799	3,561
Advertising and marketing	1,556	1,798	1,897	4,853	5,613
Deposit insurance	564	617	791	1,826	2,970
State/municipal business and use taxes	461	538	582	1,463	1,715
Real estate operations	(601)	(195)	(1,304)	(1,047)	3,263
Amortization of core deposit intangibles	471	477	508	1,453	1,583
Miscellaneous	3,079	3,461	2,976	9,660	9,466
Total other operating expense	34,490	35,457	33,355	104,046	106,934
Income before provision for (benefit from) income taxes	17,545	17,414	18,027	51,826	20,771
PROVISION (BENEFIT) FOR INCOME TAXES	5,880	5,661	2,407	16,825	(29,423)
NET INCOME	11,665	11,753	15,620	35,001	50,194
PREFERRED STOCK DIVIDEND AND ADJUSTMENTS:
Preferred stock dividend	—	—	1,227	—	4,327
Preferred stock discount accretion	—	—	1,216	—	2,124
Gain on repurchase and retirement of preferred stock	—	—	(2,070)	—	(2,070)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,665	$11,753	$15,247	$35,001	$45,813
Earnings per share available to common shareholders:
Basic	$0.60	$0.61	$0.80	$1.81	$2.49
Diluted	$0.60	$0.60	$0.79	$1.80	$2.48
Cumulative dividends declared per common share	$0.15	$0.12	$0.01	$0.39	$0.03
Weighted average common shares outstanding:
Basic	19,338,564	19,333,470	19,172,296	19,347,502	18,427,916
Diluted	19,397,329	19,397,171	19,285,373	19,402,659	18,488,577
Common shares issued via restricted stock grants (net), DRIP and stock purchases	(10,139)	90,706	650,060	88,085	1,901,407

BANR - Third Quarter 2013 Results
October 23, 2013

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Dec 31, 2012
ASSETS
Cash and due from banks	$69,340	$54,368	$60,505	$66,370
Federal funds and interest-bearing deposits	106,625	67,080	143,251	114,928
Securities - at fair value	63,887	65,524	72,593	71,232
Securities - available for sale	477,407	469,137	459,958	472,920
Securities - held to maturity	96,545	94,336	88,626	86,452
Federal Home Loan Bank stock	35,708	36,040	37,038	36,705
Loans receivable:
Held for sale	8,394	6,393	6,898	11,920
Held for portfolio	3,267,042	3,283,808	3,206,625	3,223,794
Allowance for loan losses	(76,657)	(76,853)	(78,783)	(77,491)
	3,198,779	3,213,348	3,134,740	3,158,223
Accrued interest receivable	15,164	14,648	16,118	13,930
Real estate owned held for sale, net	4,818	6,714	20,356	15,778
Property and equipment, net	89,092	87,896	89,202	89,117
Other intangibles, net	2,937	3,247	4,740	4,230
Bank-owned life insurance	61,442	60,894	60,395	59,891
Other assets	60,809	63,058	81,142	75,788
	$4,282,553	$4,236,290	$4,268,664	$4,265,564
LIABILITIES
Deposits:
Non-interest-bearing	$1,051,831	$958,674	$918,962	$981,240
Interest-bearing transaction and savings accounts	1,583,430	1,557,513	1,480,234	1,547,271
Interest-bearing certificates	900,024	944,137	1,087,176	1,029,293
	3,535,285	3,460,324	3,486,372	3,557,804
Advances from Federal Home Loan Bank at fair value	20,258	54,262	10,367	10,304
Customer repurchase agreements	82,909	90,779	82,275	76,633
Junior subordinated debentures at fair value	73,637	73,471	73,071	73,063
Accrued expenses and other liabilities	24,830	22,010	36,109	26,389
Deferred compensation	15,642	15,111	14,375	14,452
	3,752,561	3,715,957	3,702,569	3,758,645
STOCKHOLDERS' EQUITY
Preferred stock - Series A	—	—	72,242	—
Common stock	568,535	568,408	567,659	567,907
Retained earnings (accumulated deficit)	(33,701)	(42,440)	(74,212)	(61,102)
Other components of stockholders' equity	(4,842)	(5,635)	406	114
	529,992	520,333	566,095	506,919
	$4,282,553	$4,236,290	$4,268,664	$4,265,564
Common Shares Issued:
Shares outstanding at end of period	19,543,050	19,553,189	19,454,879	19,454,965
Less unearned ESOP shares at end of period	34,340	34,340	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	19,508,710	19,518,849	19,420,539	19,420,625
Common stockholders' equity per share (1)	$27.17	$26.66	$25.43	$26.10
Common stockholders' tangible equity per share (1) (2)	$27.02	$26.49	$25.19	$25.88
Common stockholders' tangible equity to tangible assets (2)	12.32%	12.22%	11.47%	11.80%
Consolidated Tier 1 leverage capital ratio	13.63%	13.26%	14.29%	12.74%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	Common stockholders' tangible equity excludes preferred stock and other intangibles. Tangible assets excludes other intangible assets. These ratios represent non-GAAP financial measures.

BANR - Third Quarter 2013 Results
October 23, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Dec 31, 2012
LOANS (including loans held for sale):
Commercial real estate:
Owner occupied	$508,341	$500,812	$477,871	$489,581
Investment properties	613,757	595,896	604,265	583,641
Multifamily real estate	133,770	137,027	138,716	137,504
Commercial construction	18,730	25,629	28,598	30,229
Multifamily construction	33,888	39,787	14,502	22,581
One- to four-family construction	194,187	191,003	163,521	160,815
Land and land development:
Residential	75,576	86,037	79,932	77,010
Commercial	11,231	11,228	14,242	13,982
Commercial business	635,658	639,840	603,606	618,049
Agricultural business including secured by farmland	223,187	233,967	219,084	230,031
One- to four-family real estate	543,263	552,698	594,413	581,670
Consumer:
Consumer secured by one- to four-family real estate	170,019	163,339	103,393	170,123
Consumer-other	113,829	112,938	171,380	120,498
Total loans outstanding	$3,275,436	$3,290,201	$3,213,523	$3,235,714
Restructured loans performing under their restructured terms	$51,310	$51,732	$62,438	$57,462
Loans 30 - 89 days past due and on accrual	$9,313	$5,902	$7,739	$11,685
Total delinquent loans (including loans on non-accrual)	$27,804	$32,002	$46,450	$45,300
Total delinquent loans / Total loans outstanding	0.85%	0.97%	1.45%	1.40%

GEOGRAPHIC CONCENTRATION OF LOANS AT
September 30, 2013	Washington	Oregon	Idaho	Other	Total
Commercial real estate:
Owner occupied	$384,706	$58,468	$59,077	$6,090	$508,341
Investment properties	467,161	90,518	50,464	5,614	613,757
Multifamily real estate	107,744	15,998	9,828	200	133,770
Commercial construction	9,918	3,942	377	4,493	18,730
Multifamily construction	22,141	11,747	—	—	33,888
One- to four-family construction	108,011	84,749	1,427	—	194,187
Land and land development:
Residential	45,281	28,973	1,322	—	75,576
Commercial	5,915	3,379	1,937	—	11,231
Commercial business	392,741	76,314	62,428	104,175	635,658
Agricultural business including secured by farmland	111,795	52,670	58,722	—	223,187
One- to four-family real estate	337,369	180,047	23,846	2,001	543,263
Consumer:
Consumer secured by one- to four-family real estate	112,130	44,049	13,195	645	170,019
Consumer-other	75,307	32,942	5,565	15	113,829
Total loans outstanding	$2,180,219	$683,796	$288,188	$123,233	$3,275,436
Percent of total loans	66.6%	20.9%	8.8%	3.7%	100.0%

BANR - Third Quarter 2013 Results
October 23, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Sep 30, 2013	Sep 30, 2012
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$76,853	$77,128	$80,221	$77,491	$82,912

Provision	—	—	3,000	—	12,000

Recoveries of loans previously charged off:
Commercial real estate	331	378	130	2,295	762
Construction and land	507	337	35	945	1,455
One- to four-family real estate	19	3	34	138	412
Commercial business	339	666	154	1,391	1,030
Agricultural business, including secured by farmland	265	310	30	612	45
Consumer	68	117	91	287	422
	1,529	1,811	474	5,668	4,126
Loans charged off:
Commercial real estate	(850)	(418)	(924)	(1,616)	(3,507)
Construction and land	—	(419)	(617)	(854)	(5,244)
One- to four-family real estate	(207)	(402)	(709)	(1,260)	(3,580)
Commercial business	(246)	(398)	(1,687)	(1,573)	(5,391)
Agricultural business, including secured by farmland	(248)	—	(26)	(248)	(301)
Consumer	(174)	(449)	(949)	(951)	(2,232)
	(1,725)	(2,086)	(4,912)	(6,502)	(20,255)
Net charge-offs	(196)	(275)	(4,438)	(834)	(16,129)
Balance, end of period	$76,657	$76,853	$78,783	$76,657	$78,783

Net charge-offs / Average loans outstanding	0.01%	0.01%	0.14%	0.03%	0.50%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Dec 31, 2012
Specific or allocated loss allowance:
Commercial real estate	$15,618	$14,898	$15,777	$15,322
Multifamily real estate	5,283	4,973	4,741	4,506
Construction and land	16,672	16,625	15,764	14,991
One- to four-family real estate	13,187	14,974	16,152	16,475
Commercial business	10,676	10,806	10,701	9,957
Agricultural business, including secured by farmland	3,411	3,805	2,342	2,295
Consumer	948	1,011	1,321	1,348
Total allocated	65,795	67,092	66,798	64,894

Estimated allowance for undisbursed commitments	717	665	932	758
Unallocated	10,145	9,096	11,053	11,839
Total allowance for loan losses	$76,657	$76,853	$78,783	$77,491

Allowance for loan losses / Total loans outstanding	2.34%	2.34%	2.45%	2.39%

Allowance for loan losses / Non-performing loans	308%	294%	204%	225%

BANR - Third Quarter 2013 Results
October 23, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Dec 31, 2012
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$4,762	$4,810	$5,574	$6,579
Multifamily	333	335	—	—
Construction and land	1,660	2,775	7,450	3,673
One- to four-family	10,717	11,465	14,234	12,964
Commercial business	963	2,819	6,159	4,750
Agricultural business, including secured by farmland	—	—	645	—
Consumer	1,634	1,938	2,571	3,395
	20,069	24,142	36,633	31,361
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Multifamily	1,701	—	—	—
Construction and land	242	—	—	—
One- to four-family	2,774	1,897	2,037	2,877
Commercial business	24	4	15	—
Consumer	52	58	26	152
	4,793	1,959	2,078	3,029
Total non-performing loans	24,862	26,101	38,711	34,390
Real estate owned (REO) and repossessed assets	4,937	6,832	20,356	15,853

Total non-performing assets	$29,799	$32,933	$59,067	$50,243

Total non-performing assets / Total assets	0.70%	0.78%	1.38%	1.18%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
September 30, 2013	Washington	Oregon	Idaho	Total
Secured by real estate:
Commercial	$4,713	$—	$49	$4,762
Multifamily	1,701	—	333	2,034
Construction and land:
One- to four-family construction	198	349	363	910
Residential land acquisition & development	—	750	—	750
Residential land unimproved	242	—	—	242
Total construction and land	440	1,099	363	1,902
One- to four-family	9,980	2,720	791	13,491
Commercial business	923	64	—	987
Consumer	1,471	47	168	1,686
Total non-performing loans	19,228	3,930	1,704	24,862
Real estate owned (REO) and repossessed assets	2,495	2,174	268	4,937

Total non-performing assets at end of the period	$21,723	$6,104	$1,972	$29,799

BANR - Third Quarter 2013 Results
October 23, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Nine Months Ended
REAL ESTATE OWNED	Sep 30, 2013	Sep 30, 2012	Sep 30, 2013	Sep 30, 2012
Balance, beginning of period	$6,714	$25,816	$15,778	$42,965
Additions from loan foreclosures	963	3,111	2,467	11,598
Additions from capitalized costs	297	97	344	231
Proceeds from dispositions of REO	(3,970)	(10,368)	(15,758)	(33,608)
Gain on sale of REO	1,005	2,955	2,477	3,621
Valuation adjustments in the period	(191)	(1,255)	(490)	(4,451)

Balance, end of period	$4,818	$20,356	$4,818	$20,356

REAL ESTATE OWNED- BY TYPE AND STATE
September 30, 2013	Washington	Oregon	Idaho	Total
Commercial real estate	$—	$—	$199	$199
Land development- residential	1,179	1,819	69	3,067
One- to four-family real estate	1,197	355	—	1,552

Total	$2,376	$2,174	$268	$4,818

BANR - Third Quarter 2013 Results
October 23, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Dec 31, 2012
DEPOSIT COMPOSITION
Non-interest-bearing	$1,051,831	$958,674	$918,962	$981,240

Interest-bearing checking	399,343	399,302	379,650	410,316
Regular savings accounts	775,260	751,475	689,322	727,957
Money market accounts	408,827	406,736	411,262	408,998
Interest-bearing transaction & savings accounts	1,583,430	1,557,513	1,480,234	1,547,271
Interest-bearing certificates	900,024	944,137	1,087,176	1,029,293
Total deposits	$3,535,285	$3,460,324	$3,486,372	$3,557,804

INCLUDED IN TOTAL DEPOSITS
Public non-interest-bearing accounts	$20,630	$22,160	$28,194	$22,081
Public interest-bearing transaction & savings accounts	49,840	56,429	44,213	57,874
Public interest-bearing certificates	51,562	51,759	61,628	60,518
Total public deposits	$122,032	$130,348	$134,035	$140,473

Total brokered deposits	$4,531	$7,152	$21,403	$15,702

OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$82,909	$90,779	$82,275	$76,633

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
September 30, 2013	Washington	Oregon	Idaho	Total
	$2,679,104	$610,205	$245,976	$3,535,285
	75.8%	17.3%	6.9%	100.0%

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
September 30, 2013	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$621,581	17.41%	$285,573	8.00%
Tier 1 capital to risk-weighted assets	576,565	16.15%	142,787	4.00%
Tier 1 leverage capital to average assets	576,565	13.63%	169,237	4.00%

Banner Bank:
Total capital to risk-weighted assets	549,662	16.22%	338,942	10.00%
Tier 1 capital to risk-weighted assets	506,907	14.96%	203,365	6.00%
Tier 1 leverage capital to average assets	506,907	12.70%	199,639	5.00%

Islanders Bank:
Total capital to risk-weighted assets	34,293	18.85%	18,190	10.00%
Tier 1 capital to risk-weighted assets	32,012	17.60%	10,914	6.00%
Tier 1 leverage capital to average assets	32,012	13.36%	1,185	5.00%

BANR - Third Quarter 2013 Results
October 23, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended
OPERATING PERFORMANCE	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012	Sep 30, 2013	Sep 30, 2012

Average loans	$3,291,950	$3,250,808	$3,211,133	$3,252,943	$3,231,294
Average securities	689,257	718,948	673,156	693,892	656,691
Average interest earning cash	79,607	68,130	142,437	85,125	125,668
Average non-interest-earning assets	190,621	212,661	210,660	206,789	189,992
Total average assets	$4,251,435	$4,250,547	$4,237,386	$4,238,749	$4,203,645

Average deposits	$3,496,194	$3,489,625	$3,452,393	$3,495,909	$3,427,995
Average borrowings	241,006	249,692	219,687	233,831	243,460
Average non-interest-bearing other liabilities (1)	(13,016)	(12,390)	(14,710)	(12,931)	(29,691)

Total average liabilities	3,724,184	3,726,927	3,657,370	3,716,809	3,641,764

Total average stockholders' equity	527,251	523,620	580,016	521,940	561,881

Total average liabilities and equity	$4,251,435	$4,250,547	$4,237,386	$4,238,749	$4,203,645

Interest rate yield on loans	5.06%	5.22%	5.45%	5.17%	5.46%
Interest rate yield on securities	1.75%	1.80%	1.85%	1.78%	1.92%
Interest rate yield on cash	0.22%	0.27%	0.23%	0.25%	0.24%
Interest rate yield on interest-earning assets	4.40%	4.53%	4.66%	4.48%	4.71%

Interest rate expense on deposits	0.26%	0.29%	0.41%	0.29%	0.47%
Interest rate expense on borrowings	1.34%	1.34%	1.70%	1.41%	1.92%
Interest rate expense on interest-bearing liabilities	0.33%	0.36%	0.48%	0.36%	0.56%

Interest rate spread	4.07%	4.17%	4.18%	4.12%	4.15%

Net interest margin	4.09%	4.20%	4.22%	4.15%	4.20%

Other operating income / Average assets	0.95%	1.00%	1.10%	0.97%	0.43%

Other operating income EXCLUDING fair value
adjustments / Average assets (2)	0.98%	1.03%	1.09%	1.02%	0.98%

Other operating expense / Average assets	3.22%	3.35%	3.13%	3.28%	3.40%
Efficiency ratio (other operating expense / revenue)	66.28%	67.06%	61.33%	66.75%	76.54%
Efficiency ratio EXCLUDING fair value adjustments(2)	65.84%	66.74%	61.41%	66.10%	68.10%
Return on average assets	1.09%	1.11%	1.47%	1.10%	1.59%
Return on average equity	8.78%	9.00%	10.71%	8.97%	11.93%
Return on average tangible equity (3)	8.83%	9.06%	10.81%	9.03%	12.05%
Average equity / Average assets	12.40%	12.32%	13.69%	12.31%	13.37%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)	Earnings information excluding fair value adjustments (alternately referred to as other operating income from core operations or revenues from core operations) represent non-GAAP financial measures.
(3)	Average tangible equity excludes other intangibles and represents a non-GAAP financial measure.